UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 13, 2019

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Coherent, Inc. (the “Company”) today announced that the Company and President and Chief Executive Officer John Ambroseo have entered into a transition and retirement agreement pursuant to which Mr. Ambroseo will transition from being President and Chief Executive Officer no later than April 2021.   A copy of the press release is furnished as Exhibit 99.1 to this report.

In connection with the succession planning process, the Company and Mr. Ambroseo on April 13, 2019 entered into a transition and retirement agreement that provides that Mr. Ambroseo will transition from Chief Executive Officer to a Special Advisor to the Company and will cease to be a Board member on the earlier of a transition date set by the Board in connection with the commencement of a successor to serve as Chief Executive Officer or April 13, 2021.   The transition and retirement agreement provides for continuation of Mr. Ambroseo’s employment through December 1, 2021 with his current compensation through April 13, 2021 and a base salary of $10,000 per month thereafter through December 1, 2021, continued vesting in outstanding equity awards through December 1, 2021 and eligibility for change of control benefits if a change of control occurs by December 1, 2021.    The transition and retirement agreement also includes customary confidentiality, proprietary information and indemnification provisions and includes a release by Mr. Ambroseo.

Also in connection with the succession planning process, the Company amended its current Change of Control Severance Plan to include a severance benefit for executive officers and senior vice presidents reporting directly to Mr. Ambroseo if their employment is terminated without cause or they terminate for good reason within the two-year period after a new Chief Executive Officer is appointed upon Mr. Ambroseo’s retirement from that role.   The severance benefit includes 18 months of base and bonus pay, an 18-month benefit stipend, 24 months of additional vesting credit for equity awards and a pro rata annual incentive for the year of termination.

The foregoing description of Mr. Ambroseo’s transition and retirement agreement and the amendment and restatement of the Change of Control Severance Plan as the Change of Control and Leadership Change Severance Plan does not purport to be complete and is qualified in its entirety by the text of the transition and retirement agreement and Change of Control and Leadership Change Severance Plan, copies of which will be filed as exhibits to the Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release dated April 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: April 15, 2019
	By:	/s/ Bret DiMarco
Bret DiMarco
Executive Vice President and General Counsel